                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 9, 1999, appearing in this Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 1998 in the following Registration Statements of Valassis Communications, Inc.:

FORM                         REGISTRATION NO.              DESCRIPTION
----                         ----------------              -----------
Form S-8                     33-59670                      1992 Long-Term Incentive Plan
                                                           1992 Non-Employee Directors' Stock Compensation Plan
Form S-8                     333-00022                     1992 Long-Term Incentive Plan
Form S-8                     333-00024                     Employees' 401(k) Retirement Savings Plan
                                                           Employee Stock Purchase Plan
                                                           Employee and Director Restricted Stock Award Plan
                                                           Executive Restricted Stock Award Plan
Form S-8                     333-52919                     1992 Long-Term Incentive Plan
Form S-8                     333-74263                     Amended and Restated 1992 Long-Term Incentive Plan



DELOITTE & TOUCHE LLP

Detroit, Michigan
March 25, 1999


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